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                                                                      EXHIBIT 12

                  The Williams Companies, Inc. and Subsidiaries
                Computation of Ratio of Earnings to Fixed Charges
                              (Dollars in millions)

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                                                                Three months ended
                                                                  March 31, 2001
                                                                ------------------

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Earnings:
   Income from continuing operations before income taxes              $ 617.9
   Add:
      Interest expense - net                                            180.3
      Rental expense representative of interest factor                    6.3
      Minority interest in income and preferred returns
         of consolidated subsidiaries                                    24.2
      Interest accrued - 50% owned company                                2.2
      Equity losses in less than 50% owned companies                     11.2
      Equity earnings in less than 50% owned
         companies in excess of distributions                             (.9)
      Other                                                               1.7
                                                                      -------

         Total earnings as adjusted plus fixed charges                $ 842.9
                                                                      =======

Fixed charges:
   Interest expense - net                                             $ 180.3
   Capitalized interest                                                   9.7
   Rental expense representative of interest factor                       6.3
   Pretax effect of preferred returns of subsidiaries                    21.7
   Interest accrued - 50% owned company                                   2.2
                                                                      -------

         Total fixed charges                                          $ 220.2
                                                                      =======

Ratio of earnings to fixed charges                                       3.83
                                                                      =======
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